SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2002

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

000-26887	Delaware	77-0396307
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                              OTHER EVENTS.

Results of Operations.  On January 24, 2002, we announced our results of operations for the fourth quarter and year ended December 31, 2001.  Revenue for the fourth quarter of 2001 was $15.5 million, a 10% increase over the $14.1 million in the previous quarter and an 18% increase over the $13.1 million in the comparable quarter in 2000.  Revenue for 2001 was $52.0 million, a 4% increase over the $50.0 million in 2000.  Net loss for the fourth quarter of 2001 was $28.7 million, or $0.46 per basic and diluted share, and included a one-time charge of $16.0 million for the impairment of goodwill and other intangible assets obtained in connection with our acquisition of CMD Technology in June 2001.  Net loss for the previous quarter was $30.9 million, or $0.51 per basic and diluted share, and included a one-time charge of $13.9 million for the impairment of goodwill and other intangible assets obtained in connection with our acquisition of DVDO, Inc. in July 2000.  Net loss for the fourth quarter of 2000 was $5.4 million, or $0.11 per basic and diluted share.  Net loss for 2001 was $76.1 million, or $1.32 per basic and diluted share, compared to $23.2 million, or $0.47 per basic and diluted share, in 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2002

SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Chief Financial Officer and Vice President, Finance and Administration